E- Commerce Business Partner Agreement

Agreement No. MYOFFIZ / MSE / 1 / 2000-DA

Effective Date : 1 January  2000 to 31 December 2003.

Contract Party :

1. This agreement is made between Myoffiz.com Pte Ltd located at No. 45 Genting Lane #05-02 Genting Warehouse Complex Singapore 349557 hereinafter referred to as Myoffiz and Micro Solutions Enterprises ( Head Quarters in U.S.A. ) located at 9111 Mason Avenue, Chatsworth , California 91311 U.S.A. represented by MSE Enterprise Singapore Pte Ltd located at Block 4010 Ang Mo Kio Avenue 10 #07-05 TechPlace
     1. Singapore 569626 both hereinafter referred to as MSE.

     This agreement shall governs the appointment of Myoffiz as the Exclusive E-commerce business partner of MSE for the full range of products to be traded On Line at Myoffiz.com E-Commerce Website setup by Myoffiz located in Singapore and Asia Pacific Region .


MYOFFIZ and MSE  hereby agrees as follow:

2.   Duration Of Contract Term

2.1 This agreement shall commence on the effective date stipulated in herewith and shall have a term of three years with effect from January 2000. After expiration of the full three year term, this agreement shall remain in force automatically for another three years until terminated by either party with at least 30 days prior written notice.


3.   Territory Rights

3.1 MSE agreed and authorized Myoffiz to represent their full range of products covering the ASIA Pacific Region. Myoffiz will sell the full range or selected range of all MSE products through Myoffiz.com website throughout Asia Pacific Region. The list of countries covering Asia Pacific Region are :

3.2  Singapore ,  Malaysia , Indonesia , Thailand , Philippines ,
     Japan  , Republic of China , Taiwan , South Korea , India  ,
     Vietnam , Pakistan , Hong Kong and  Brunei.






                   MSE Enterprise (S) Pte Ltd
Block 4010 Ang Mo Kio Ave 10 #07-05 Techplace 1 Singapore 569626
           Telephone : 65.451 7044   Fax : 65.552 4932


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E- Commerce Business Partner Agreement

Agreement No. MYOFFIZ / MSE / 1 / 2000-DA



4.1  Products


4.1 Myoffiz will represent and list MSE full range or selected range or the 20 percent most popular range of products at Myoffiz.com website. The main core products are laser toner , inkjet cartridge and photo papers for various brand of printers.

4.2  In  the event where MSE launch any new products , MSE  shall inform  Myoffiz  through their representative in  Singapore.
     Myoffiz   will be by default given the rights and  authority
     to represent any new range of MSE product.


5.0  Advertising and Promotion  ( A & P )

5.1 MSE will grant Myoffiz full rights to use MSE logo to advertise , exhibit or perform any sales promotion , advertisement on newspaper , website or any advertisement medias. Myoffiz will have full authority to use the logo without infringing MSE trade marks or copyrights against MSE. At all times, Myoffiz will not misuse or misrepresent MSE logo for other purpose other than promoting MSE products.

5.2  MSE  shall provides and support Myoffiz with any promotional
     materials  ,  catalogs  ,  exhibition  materials,   samples,
     stickers, labels, gifts etc.

5.3 In the event if Myoffiz participate in any exhibition to promote Myoffiz.com website, MSE may support or subsidise
     MYOFFIZ in terms of advertisement space or co-sharing of the exhibition cost .

5.4 Upon our official launching of our e-commerce Myoffiz.com website, Myoffiz will make a public announcement and press release to local newspaper stating the appointment of Myoffiz as the Authorized Sole Distributor for MSE full range of product for the purpose of e-commerce. During this announcement, MSE may support Myoffiz in subsidizing the advertising cost .








                   MSE Enterprise (S) Pte Ltd
Block 4010 Ang Mo Kio Ave 10 #07-05 Techplace 1 Singapore 569626
           Telephone : 65.451 7044   Fax : 65.552 4932


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E- Commerce Business Partner Agreement

Agreement No. MYOFFIZ / MSE / 1 / 2000-DA


6.0  Warranty and Support

6.1 MSE warrants the full range of product against manufacturer defects or non fulfillment against the product life cycle ( MTBF ) covering a period of one year or as per performance of specification stated on the product catalog . Should there be any claim made by any customer in this aspect, Myoffiz will at its own discretion replace or exchange with the customer a new stock and Myoffiz shall return this faulty to MSE for a one to one exchange. Myoffiz will oblige to check and make sure that the faulty parts are due to manufacturer defects before exchanging with the customer.

7.0  Payment

7.1 Myoffiz will make payment to MSE Singapore office for all its purchases in Singapore Dollars. MSE Singapore will provide Myoffiz with a 30days credit terms for all purchases subject to negotiation and further agreement on the credit limit.


8.0  Inventory and Delivery

8.1 MSE Singapore will be obligated to maintain sufficient inventory covering the 20 percent most popular items of MSE products .

8.2 MSE Singapore shall provide delivery fulfillment to Myoffiz customer at the initial stage . All goods ordered by our customers will be routed automatically via email to MSE Singapore. Upon receiving of our customer's order and reconfirmation email, MSE Singapore will be obligated to deliver the goods to our customer within the next working day. MSE Singapore shall then forward to Myoffiz a copy of the customer signed delivery note together with the invoice attached to Myoffiz for processing of payment.

8.3 Myoffiz will contact customer via telephone to confirm the order place by the customer and inform MSE Singapore to proceed to deliver the goods. This confirmation will be done via email to MSE Singapore.







                   MSE Enterprise (S) Pte Ltd
Block 4010 Ang Mo Kio Ave 10 #07-05 Techplace 1 Singapore 569626
           Telephone : 65.451 7044   Fax : 65.552 4932


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E- Commerce Business Partner Agreement

Agreement No. MYOFFIZ / MSE / 1 / 2000-DA



9.0  General

9.1 This document contains the entire agreement between the parties relating to the subject matter contained herein and supercedes all prior or contemporaneous agreements, written or oral, between the parties. This agreement may not be modified except by written document signed by an authorized representative of each party.

9.2 This agreement and all transactions under it shall be governed by the laws of Singapore alone.

9.3 All notice required or authorized under this agreement shall be given in writing and shall refer this agreement by number.

9.4 If any provision of this agreement is held by a court of competent jurisdiction to be invalid or unenforceable such provision shall be severed from this agreement and the remaining provisions will remain in full force and effect.



Myoffiz.com  PTE LTD                       MSE Enterprises (S)
Pte Ltd



By: /s/ Allan Kwek                        By: /s/ John Seah
    ----------------------------              --------------------
Authorized Signature & Company Stamp      Authorized Signature & Company Stamp

Name : Allan Kwek                         Name : John Seah

Title : Chief Operation Officer           Title : Regional Manager

Date :                                    Date :










                   MSE Enterprise (S) Pte Ltd
Block 4010 Ang Mo Kio Ave 10 #07-05 Techplace 1 Singapore 569626
           Telephone : 65.451 7044   Fax : 65.552 4932


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